CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295057 on Form S-6 of our report dated June 8, 2026, relating to the financial statement of FT 12978, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 33, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 8, 2026